As filed with the Securities and Exchange Commission on February 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRAXIS PRECISION MEDICINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-5195942
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

99 High Street, 30th Floor Boston, MA	02110
(Address of Principal Executive Offices)	(Zip Code)

PRAXIS PRECISION MEDICINES, INC. 2020 STOCK OPTION AND INCENTIVE PLAN

PRAXIS PRECISION MEDICINES, INC. 2020 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Marcio Souza

Chief Executive Officer

Praxis Precision Medicines, Inc.

99 High Street, 30th Floor

Boston, MA 02110

(Name and address of agent for service)

617-300-8460

(Telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos

Wesley C. Holmes

Latham & Watkins LLP

200 Clarendon Street

Boston, Massachusetts 02116

(617) 880-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Part I

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,265,025 shares of common stock, $0.0001 par value per share (“Common Stock”) of Praxis Precision Medicines, Inc. (the “Registrant”) to be issued pursuant to the Praxis Precision Medicines, Inc. 2020 Stock Option and Incentive Plan (the “2020 Plan”) and an additional 327,102 shares of the Registrant’s Common Stock to be issued pursuant to the Praxis Precision Medicines, Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”). Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

Except as set forth below, the contents of the Registration Statements on Form S-8 (File Nos. 333-249522 and 333-254410) filed with the Securities and Exchange Commission, relating to the 2020 Plan and 2020 ESPP, are incorporated by reference herein.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39620) filed with the Securities and Exchange Commission on October 20, 2020).

4.2	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39620) filed with the Securities and Exchange Commission on January 7, 2022).

4.3	Specimen Common Stock Certificate of the Registrant (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-249074) filed with the Securities and Exchange Commission on October 9, 2020).

4.4	Fourth Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its stockholders, effective as of July 24, 2020, as amended (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3ASR (Registration No. 333-260726) filed with the Securities and Exchange Commission on November 3, 2021).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	Form of 2020 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-249074) filed with the Securities and Exchange Commission on October 9, 2020).

99.2	Form of Incentive Stock Option Agreement under the Registrant’s 2020 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-249074) filed with the Securities and Exchange Commission on October 9, 2020).

99.3	Form of Non-Qualified Stock Option Agreement for Company Employees under the Registrant’s 2020 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-249074) filed with the Securities and Exchange Commission on October 9, 2020).

99.4	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors under the Registrant’s 2020 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-249074) filed with the Securities and Exchange Commission on October 9, 2020).

99.5	Form of Restricted Stock Award Agreement under the Registrant’s 2020 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-249074) filed with the Securities and Exchange Commission on October 9, 2020).

99.6	Form of Restricted Stock Award Agreement for Company Employees under the Registrant’s 2020 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-249074) filed with the Securities and Exchange Commission on October 9, 2020).

99.7	Form of Restricted Stock Award Agreement for Non-Employee Directors under the Registrant’s 2020 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-249074) filed with the Securities and Exchange Commission on October 9, 2020).

99.8	2020 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-240264) filed with the Securities and Exchange Commission on October 9, 2020).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on February 28, 2022.

Praxis Precision Medicines, Inc.

By:	/s/ Marcio Souza
Marcio Souza
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marcio Souza and Alex Nemiroff, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for such person in such person’s, place and stead, in any and all capacities, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 of Praxis Precision Medicines, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marcio Souza Marcio Souza	Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2022

/s/ Timothy Kelly Timothy Kelly	Chief Financial Officer (Principal Financial Officer)	February 28, 2022

/s/ Lauren Mastrocola Lauren Mastrocola	Principal Accounting Officer	February 28, 2022

/s/ Dean Mitchell Dean Mitchell	Chairman of the Board	February 28, 2022

/s/ Jeffrey Chodakewitz, M.D. Jeffrey Chodakewitz, M.D.	Director	February 28, 2022

/s/ Merit Cudkowicz, M.D. Merit Cudkowicz, M.D.	Director	February 28, 2022

/s/ Gregory Norden Gregory Norden	Director	February 28, 2022

/s/ Stefan Vitorovic Stefan Vitorovic	Director	February 28, 2022

/s/ William Young William Young	Director	February 28, 2022